UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                       AMERICAN ACCESS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

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          2)   Form, Schedule or Registration Statement No.:

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          4)   Date Filed:

________________________________________________________________________________

                       AMERICAN ACCESS TECHNOLOGIES, INC.
                                37 Skyline Drive
                                   Suite 1101
                               Lake Mary, FL 32746


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To our Shareholders:

         The 2000 Annual Meeting of American Access Technologies, Inc. (the "Company") will be held at 37 Skyline Drive, Suite 1101, Lake Mary, FL 32746 on Thursday, June 29, 2000, at 10:00 A.M., Eastern Standard time, to:

         1.       Approve the 2000 Employees' Stock Option Plan
         2.       Approve the 2000 Directors' Stock Option Plan
         3.       Increase the Authorized Shares of Our Common Stock
         4.       Approve agreement with Crescent International Ltd.
         5.       Elect five directors
         6. Transact such other business as may properly come before the meeting.

         The President has fixed the close of business on May 15, 2000, as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.




                                            /s/ John Presley
Date: May 22, 2000                          _________________
                                            John Presley
                                            President





Whether or not you plan to attend the Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting and will avoid the expense of an additional solicitation.

                                                                  May 22, 2000

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, June 29, 2000, and at any adjournment thereof.

         All shareholders are urged to complete the enclosed proxy card, and sign, date and return it as promptly as possible since the holders of record of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Meeting in order to hold the Meeting.

         Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting, filing a written revocation with the Company or issuing a new proxy with a later date. Any proxy not revoked will be voted FOR approval of the 2000 Employees' Stock Option Plan, FOR approval of the 2000 Directors' Stock Option Plan, FOR the five nominees named in this Proxy Statement as Directors, FOR an increase in authorized shares of our common stock; and FOR approval of the agreement with Crescent International Ltd.

         At May 15, 2000, the record date, there were 4,314,773 shares of Common Stock outstanding and entitled to one vote each at the Meeting

         This Proxy Statement is first being mailed on or about June 10, 2000.


                 APPROVAL OF THE 2000 EMPLOYEE STOCK OPTION PLAN

General

         At the Annual Meeting, shareholders will be asked to approve the 2000 EMPLOYEE STOCK OPTION PLAN (the "Plan"). The Plan was adopted by the Board of Directors on January 10, 2000 subject to shareholder approval. Should shareholder approval not be obtained, the Plan will be void and any options outstanding under the Plan will be canceled.

         The Board of Directors believes that the Plan will provide an important long-term incentive for management, employees, as well as independent contractors and consultants. The Board believes that options which may be granted under the Plan will provide the Company with a critical advantage in attracting and retaining qualified personnel and will encourage participants to focus on the long-term growth of shareholder value as well as promoting a closer identity of interest between participants and shareholders of the Company.

         The principal terms of the Plan are summarized below, and a copy of the Plan is annexed as Exhibit "8.16" to the Company"s Annual Report on Form 10-KSB which accompanies this Proxy Statement. This Summary is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

Purpose of the Plan and Eligibility

         The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a means to attract, retain and reward employees (including employers who may be directors and officers), independent contractors and consultants of the Company and its subsidiaries with an added incentive to provide their services to the Company and to induce them to exert their maximum efforts towards the Company"s success. By thus encouraging participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its shareholders. In any fiscal year the maximum number of options which may be granted under the Plan to an individual is 25,000, subject to adjustments to reflect stock splits and dividends.

Shares Subject to the Plan

         The Plan authorizes the grant of stock options for up to 500,000 shares of the Company"s Common Stock or 8% of the total shares of Common Stock outstanding from time-to-time, whichever is greater. In the event of certain changes in the Company"s Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the option price per share.

Administration

         The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee has the full and exclusive power to construe, interpret and administer the Plan, including, but not limited to, the authority to designate which eligible participants are to be granted options and to determine the type of award and the number of shares to be subject thereto and the terms and conditions thereof, consistent with the terms of the Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

Awards Under the Plan

         The Plan provides that the Committee may grant or issue stock options pursuant to a written agreement and may contain such terms as the Committee determines. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the eligible employees for each award and the terms and conditions thereof.

         Stock Options provide for the right to purchase shares of Company Common Stock at a specified price as determined by the Committee, provided that the exercise price per share of an incentive stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan may be incentive stock options ("ISOs") that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the "Code") and will be subject to restrictions contained in the Code or nonqualified stock options ("NQSOs"). The maximum number of shares of Company Common Stock that may be issued or transferred upon the exercise of ISOs may not exceed the total number of shares available for grant under the Plan as set forth above under "Shares Subject to the Plan". Stock options may be granted for any term specified by the Committee, provided that no option may be exercisable after ten years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time. The Committee may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below.

         Reload Options are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options.

Change In Control

         In the event of a change in control as defined in the Plan, all options under the Plan will immediately become exercisable 100% for each participant.

Grant Information

         It is not possible at this time to determine the options that will be granted in the future to persons eligible to participate in the Plan.

Amendment, Suspension and Termination

         The outstanding options under the Plan may be wholly or partially amended or otherwise modified, or terminated at any time or from time to time by the Board of Directors of the Company or vote of the holders of a majority of the Company"s outstanding voting capital stock voting as a single class, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding options under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) be deemed by the Company"s counsel to result in the adoption of a new plan.

         The Committee may amend, modify or terminate any outstanding award with the participant's written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan.

Transfer Restrictions

         Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Securities Law Compliance

         In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the "Securities Act"), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

Miscellaneous Provisions

         The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

Federal Income Tax Consequences

         The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participant

         The Committee may grant both NQSOs and ISOs. With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

          With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

         If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company or Subsidiary

         To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" under the Code and is not disallowed by Section 162(m) of the Code.

         The approval of the Plan requires the affirmative vote of a majority of the shares present at the meeting. Abstentions and broker non-votes will be treated as a vote against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2000 EMPLOYEE STOCK OPTION PLAN.


                APPROVAL OF THE 2000 DIRECTORS STOCK OPTION PLAN

General

         At the Annual Meeting, shareholders will be asked to approve the 2000 DIRECTORS STOCK OPTION PLAN (the "Plan"). The Plan was adopted by the Board of Directors on January 10, 2000 subject to shareholder approval. Should shareholder approval not be obtained, the Plan will be void and any options outstanding under the Plan will be canceled.

         The Board of Directors believes that the Plan will provide an effective means of attracting qualified individuals to serve on the Board of Directors as well as promoting a closer identity of interest between directors and shareholders of the Company.

         The principal terms of the Plan are summarized below, and a copy of the Plan is annexed as Exhibit "8.17" to the Company"s Annual Report on Form 10-KSB which accompanies this Proxy Statement. This Summary is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

Shares Subject to the Plan

         The Plan authorizes the grant of stock options for up to 300,000 shares of the Company"s Common Stock or 5% of the total shares of Common Stock outstanding from time-to-time, whichever is greater. In the event of certain changes in the Company"s Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the option price per share.

Administration

         The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee has the full and exclusive power to construe, interpret and administer the Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

Awards Under the Plan

         The Plan provides for the issuance of options to each of our directors (including directors who are employees) to acquire 50,000 shares of Common Stock on January 1 of each year, beginning on January 1, 2000. Additionally, each chairman of a committee of the Board of Directors shall receive a grant of 10,000 stock options and each member of a committee shall receive a grant of 5,000 shares as of January 1 of each year. A director is to receive an option to acquire 10,000 shares upon his or her initial appointment to the Board of Directors.

         Stock Options provide for the right to purchase shares of Company Common Stock at 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan to directors who are employees shall be incentive stock options ("ISOs") that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the "Code") and will be subject to restrictions contained in the Code. Options granted to non-employee directors will be nonqualified stock options ("NQSOs"). The maximum number of shares of Company Common Stock that may be issued under the Plan may not exceed the total number of shares available for grant under the Plan as set forth above under "Shares Subject to the Plan". Stock options granted under the Plan are exercisable for five years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time.

         Reload Options are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options.

Grant Information
The following persons have received a grant of options pursuant to the Plan:

         Name                 No. of Options              Exercise Price                Termination Date
         ----                 --------------              --------------                ----------------
         Bobby E. Story             60,000                    $5.67                      January 1, 2005
         John Presley               60,000                     5.67                      January 1, 2005
         John W. Cooney             60,000                     5.67                      January 1, 2005
         Erik Wiisanen              55,000                     5.67                      January 1, 2005
         Oscar de la Guardia        60,000                     5.67                      January 1, 2005

         Change In Control

         In the event a director is terminated subsequent to a change in control or a tender offer or exchange offer as defined in the Plan, all options under the Plan will immediately become exercisable in full.

Amendment, Suspension and Termination

         The outstanding options under the Plan may be wholly or partially amended or otherwise modified, or terminated at any time or from time to time by the Board of Directors of the Company or vote of the holders of a majority of the Company"s outstanding voting capital stock voting as a single class, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding options under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) be deemed by the Company"s counsel to result in the adoption of a new plan.

         The Committee may amend, modify or terminate any outstanding award with the participant's written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan.

Transfer Restrictions

         Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Securities Law Compliance

         In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the "Securities Act"), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

Miscellaneous Provisions

         The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

Federal Income Tax Consequences

         The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participants

         With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

         If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company or Subsidiary

         To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" under the Code and is not disallowed by Section 162(m) of the Code.

         The approval of the Plan requires the affirmative vote of a majority of the shares present at the meeting. Abstentions and broker non-votes will be treated as a vote against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2000 DIRECTORS STOCK OPTION PLAN.

INCREASE IN AUTHORIZED SHARES OF OUR COMMON STOCK

         Our board of directors has adopted, subject to shareholder approval, an amendment to our Restated Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from 10,000,000 to 30,000,000 shares. The board of directors believes that increasing the number of authorized shares is essential to ensure that we continue to have an adequate number of shares of common stock available for future issuance. As of May 23, 2000, we had 4,314,773 shares of common stock outstanding, and an additional 1,841,653 shares were issuable as of that date upon exercise of outstanding warrants, options, and options not yet issued under our Employees and Directors Stock Option Plans, which cover the issuance of up to 800,000 shares and are the subject of proposals for approval in this Proxy Statement. As part of this Proxy Statement, we are also asking the shareholders to approve an agreement with Crescent International Ltd. under which we may sell such firm up to $15,000,000 of our common stock. Assuming our shareholders approve the Employees and Shareholders Stock Option Plans and the agreement with Crescent International Ltd., we will have insufficient number of shares available to cover all outstanding issuances contemplated by the Stock Option Plans, the outstanding warrants and options and potential issuances to Crescent International Ltd. Furthermore, no shares will be available for other future uses without increasing the number of authorized shares.

         If the shareholders approve this increase in the number of shares we are authorized to issue, we would be able to issue stock for any valid corporate purpose that the board may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. The availability of additional shares of common stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining stockholder approval, except to the extent required by state law or Nasdaq requirements for the particular transaction.

         Although our board of directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our shareholders, future issuance of common stock could have a dilutive effect on existing shareholders. Common shareholders are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

Vote Required

           The affirmative vote of holders of a majority of the shares of common stock outstanding is required to approve the proposed amendment to our Articles. Abstentions and broker non-votes will be treated as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR ARTICLES TO INCREASE THE AUTHORIZED COMMON STOCK.


             APPROVAL OF AGREEMENT WITH CRESCENT INTERNATIONAL LTD.

         In May 2000 we entered into a Stock Purchase Agreement with Crescent International Ltd., a Bermuda-based investment company. Under the Stock Purchase Agreement, we can, at our option from time to time, require Crescent International Ltd. to purchase shares of the Company's Common Stock at prices determined in accordance with a formula, up to a maximum amount of $15,000,000. However, we may not require Crescent to purchase shares if, after giving effect to the purchase, Crescent would beneficially own more than 4.9% of our outstanding shares.

         Upon execution of the Stock Purchase Agreement Crescent purchased 406,278 shares of Common Stock at a purchase price of $1,900,000. As provided in the Stock Purchase Agreement, the purchase price was determined by applying 92% to the average of the lowest three consecutive bid prices during the preceding 22 trading days.

         The shares remaining available under the Stock Purchase Agreement, with an aggregate purchase price of $13,100,000, may be issued by the Company in maximum increments of $1,150,000 at minimum 22-day intervals for a period ending in August 2001 (maximum of $20,000 increments if the closing bid price of out common stock does not equal or exceed $6.00 on each of the seven trading days immediately preceding the issuance date). The ability of the Company to issue shares under the Stock Purchase Agreement is subject to a number of conditions (none of which are within the control of Crescent), including requirements that
(i) the average daily trading value of the Common Stock for the 22 days preceding the issuance must be $600,000 or more, and (ii) the resale of the shares must have been registered under the Securities Act of 1933. The purchase price per share for these issuances is determined by the same formula as the original draws, applying 92% to the average of the lowest three consecutive bid prices during the 22 trading days immediately preceding the issuance.

         As part of the transaction, the Company also issued two warrants to Crescent. The Early Put Warrant is a warrant to purchase an indeterminate number of shares at an exercise price of $.01 per share. The number of shares is determined by reference to the market price of the Company's Common Stock on the date the registration statement of which this Prospectus is a part is declared effective, as compared to $4.6766 per share, the purchase price for the shares acquired by Crescent in May 2000. Thus, if the market price on the date this Registration Statement becomes effective exceeds $4.6766 per share, no shares are issuable upon exercise of the warrant. The purpose of this Warrant is to protect Crescent against decreases in the market value of the shares between the dates the shares were acquired and the date the Registration Statement is declared effective, although it remains subject to liquidity risks associated with the relatively low trading volume of the Company's Common Stock, and risks of bankruptcy or insolvency due to the Company's history of operating losses. If the market price of the Company's Common Stock were to fall below $4.6766 on the date the Registration Statement is declared effective, the effect of this Warrant would be dilutive to existing shareholders, as it would involve the issuance of shares of Common Stock at $.01 per share, provided that the issuance does not increase Crescent's beneficial ownership of the Company's Common Stock above 4.9% at the time of issuance.

         The Incentive Warrant is a warrant to purchase up to 128,000 shares at an exercise price of $7.0149 per share. This exercise price is subject to adjustment under certain circumstances in the event of stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

         The Company is also required to register the resale of all of the shares issuable under the Stock Purchase Agreement, including the shares issuable upon exercise of the Warrants.

         The Company had no prior dealings with Crescent International Ltd. Crescent has also advised us that at the time the Shares were acquired it had no understandings or arrangements to dispose of the Shares.

         In accordance with the requirements of the NASDAQ Stock Market, any transaction in which a company may issue shares equal to or greater than 20% of its outstanding shares must be approved by our shareholders. Accordingly, we are asking our shareholders to approve the agreement with Crescent International Ltd. The issuance of additional shares to Crescent International Ltd., other than pursuant to the two warrants already issued to Crescent, is solely at the discretion of our Board of Directors and even if the agreement with Crescent is approved by the shareholders, there is no assurance that any more shares will be sold to Crescent. Furthermore, if the agreement with Crescent is not approved by the shareholders, the Company may still issue shares to Crescent under the agreement as long as it does not issue more than 19.9% of its outstanding shares.

         A copy of the agreement with Crescent International Ltd. has been filed with the Securities Exchange Commission as Exhibits 1 through 5 to Form 8-K dated May 4, 2000. Any shareholder will be provided a copy without charge upon written request to the Secretary of the Company.

Vote Required

           The affirmative vote of holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting is required to approve the agreement with Crescent International Ltd. Abstentions and broker non-votes will be treated as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AGREEMENT WITH CRESCENT INTERNATIONAL LTD.



                           ELECTION OF FIVE DIRECTORS

         Pursuant to the Company's Articles of Incorporation, the Board of Directors shall consist of five members elected by the holders of the Common Stock.

         Each shareholder has the right to cast the votes represented by his or her shares for five persons nominated as directors. The five nominees receiving the most votes cast will be elected. Abstentions and proxies withholding authority to vote for any or all of the nominees will not count in the vote since the five nominees receiving the most votes actually cast will be elected.

    The persons named in the enclosed proxy card will vote to elect the five (5) nominees named below unless contrary instructions are given in the proxy card. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified.

    The names and certain information concerning the persons nominated by the Board of Directors for election as directors by the Common Shareholders at the Meeting are set forth below. The Board recommend that you vote FOR the election of each of the nominees named below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy card. Although each of the persons named below has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board. The following information regarding the nominees of the Soliciting Directors is relevant to your consideration of the slate proposed by the Board:

         BOBBY E. STORY, secretary/treasurer, CFO and director, has been a former practicing CPA and real estate developer during the past 30 years. From 1970 to 1973, he worked for Arthur Young & Company CPA (now Ernst & Young, LLP), and was Treasurer for Condev Corporation an international developer located in Winter Park, Florida, from 1973 to 1980. He directed the real estate operations in Florida for Drexel Burnham Lambert & Company from 1980 to 1987. He functions as the Chief Financial Officer for the corporation. Employment history for the past five years is:

    October 1996 to May 1999 and September 1999 to Present: Sec/Treasury, CFO
- American Access Technologies, Inc.

    August 1996 to October 1996:  Financial Advisor - Self employed

    March 1996 to August 1996:  George S. May Co. Project Manager

    April 1987 to March 1996:  NACEX, Inc. Controller, Vice President Finance

    JOHN W. COONEY, age 65, Director since Feb. 15, 1997, is a certified public accountant. He was Senior Tax Partner at Coopers & Lybrand, LLP, until he retired in 1986. He has practiced as a tax and financial consultant since then. Employment history for the past five (5) years is: January 1987 to Present:
Operates J. W. Cooney, CPA as a sole proprietorship.

    JOHN PRESLEY, age 61, Director of the Company since November 1998, President of the Company since April 12, 1999, and President of Omega Metals, Inc. since March 9, 1981. Mr. Presley is a graduate registered professional Engineer. He graduated from the University of Florida in January of 1961 with a BSME and attended a number of Colleges for graduate work. He worked in many industries as an engineer and Manager before founding Omega metals in 1981.

    ERIK WIISANEN, age 57, Vice President-Marketing of Omega. Mr. Wiisanen graduated from Cornell University in 1965. He worked in Banking as a Vice President of Barnett, until 1970 and was a representative for shipping interests until helping found Omega Metals in 1981. He was co-founder and president of the board of directors for a private kindergarten. He has been in charge of sales for Omega since 1981. Mr. Wiisanen is the brother-in-law of Mr. Presley.

    STEPHEN ALBEE, age 51, is Executive Vice President & CEO of Citybooks.com, Inc. He has more than 30 years experience in marketing and business development. Since 1994, he has worked primarily in publishing and business development consultant, including for the Chilean and Columbian governments. Mr. Albee developed the first online Who's Who Register of Florida Lobbyists as a reference guide for elected officials in the Florida Legislature. In 1990, he founded the International Business Chronicle, providing timely information on international trade and commerce in the Southeast United States and Latin America. He served as Publisher of the South Florida Business Journal from August 1987 to May 1988, as vice president of Forward Atlanta from 1986 to 1987; and in 1980 was appointed Director, Economic Development, State of Florida, in Tallahassee, where he served until 1983. He also spent 6 years as CEO of two chambers of commerce. Mr. Albee is a 1971 graduate of the University of Florida, with a bachelor of science degree in Journalism and Public Relations.

Board Committees

     The Board of Directors of the Company has a standing Audit Committee. The Board of Directors does not have a standing Nominating Committee. The entire board sits as the Compensation Committee. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held two meetings in fiscal year 1999. Messrs. Cooney and retiring director, Oscar de la Guardia, are the current members of the Audit Committee. The Board of Directors has not adopted a written charter for the Audit Committee.


Attendance at Meetings

    During the fiscal year ended December 31, 1999, the Board of Directors held a total of six (6) meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board.

Executive Compensation


                           SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid or accrued to the Company's chief executive officer for the last three completed fiscal years and each of the other executive officers of the Company who received compensation of $100,000 or more during any such year.

Total Annual Cash Compensation
----------------------------------- ------------------ ---------------- ------------------ ---------------------------
Name and Position                   Year Ended         Salary           Bonus              Other Annual Compensation
                                    December 31,
----------------------------------- ------------------ ---------------- ------------------ ---------------------------
John Presley, President             1999               $175,000         -0-                -0-
----------------------------------- ------------------ ---------------- ------------------ ---------------------------
Victor Murray, President            1998               $60,000          $30,000            -0-
----------------------------------- ------------------ ---------------- ------------------ ---------------------------
                                    1997               $60,000          -0-                -0-
----------------------------------- ------------------ ---------------- ------------------ ---------------------------
Bobby Story, CFO                    1999               $125,000         -0-                -0-
----------------------------------- ------------------ ---------------- ------------------ ---------------------------

Options/SAR Grants in Last Fiscal Year
(Individual Grants)

The following table provides information on stock option grants during the year ended December 31, 1999 to the persons named in the Summary Compensation Table.

------------------- ---------------------------- ------------------------------------- --------------- ---------------
Name                Number of Securities         Percent of Total Options/SARs         Exercise Price  Expiration
                    Underlying Options/SARs      Granted to Employees in Fiscal Year                   Date
                    Granted
------------------- ---------------------------- ------------------------------------- --------------- ---------------
John Presley,       150,000                      20%                                   $22.00          July 1, 2004
President
------------------- ---------------------------- ------------------------------------- --------------- ---------------


Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options /SAR Values

------------------------- ----------------- ----------- ----------------------------- --------------------------------
Name                      Shares Acquired   Value       Number of Unexercised         Value of Unexercised
                          On Exercise       Realized    Securities Underlying         In-The-Money Options/SARs At
                                                        Options/SARs at FY-End        FY-End
------------------------- ----------------- ----------- ----------------------------- --------------------------------

                                       16


------------------------- ----------------- ----------- ----------------------------- --------------------------------
John Presley,
President                       --0--          --0--         150,000                        --0--
------------------------- ----------------- ----------- ----------------------------- --------------------------------

Employment Agreements

         In connection with the acquisition of Omega Metals, Inc. by the Company in November, 1998, Omega Metals, Inc. entered into employment agreements with John Presley, President and Director of the Company and Omega Metals, Inc., and Erik Wiisanen, Vice President, Secretary and Treasurer of Omega Metals, Inc. and director of the Company.

         Each agreement provides for a salary of $125,000 per year plus a profit participation of 10% of Omega's net profits in excess of $1,200,000 per year. The term of the agreements is for two years ending November 14, 2000. Each agreement may be terminated by action of the Board of Directors of Omega Metals, Inc. for cause on thirty days prior notice.


Director Compensation

     Non-employee directors receive $500 compensation for attending Board of Directors meetings and $250 for telephonic meetings. They receive no compensation for attending Committee meetings. The Company pays the expenses directors incurred in attending Board and Committee meetings. On January 10, 2000, the Board voted a stock option plan whereby directors each would receive options to purchase 50,000 shares of American Access common stock per year, and would receive 10,000 options for serving as chairman of a Board committee and 5,000 options for serving on a Board committee. The option price is $5.67 per share, the closing price of the stock on January 10, 2000.

Certain Relationships and Related Transactions

         Director Erik Wiisanen is the brother-in-law of Director and President John Presley.

Director John Cooney was also a director for Universal Beverages Holding Corp., to which the Company loaned $500,000. Upon default, the Company in February, 2000 began an action for foreclosure of its security interest. In April, 2000, the note receivable plus 15% interest, of which approximately $63,000 at December 31, 1999 was unpaid, was sold without recourse for a total of $575,000. The purchaser paid an initial cash payment of $250,000, with the balance of $325,000 due on October 31, 2000, with 15% interest. The note is guaranteed by a third party. Mr. Cooney resigned from the Board of Universal in May, 2000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 11, 2000, the beneficial ownership of the Company's Common Stock by (i) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (ii) each director, director nominee and the executive officer of the Company named in the Summary Compensation Table; and (iii) all directors and officers as a group. This information has been compiled from information provided by certain officers and directors, the Company's stockholder records and beneficial holder reports filed with the Securities and Exchange Commission.

------------------------------------ -------------------------------------------
                                                    Common Stock
------------------------------------ -------------------------------------------
Name and Address                     Number of Shares       Percent of Class
------------------------------------ ---------------------- --------------------
------------------------------------ ---------------------- --------------------
Victor E. Murray                            251,000                5.81%
105 Foxridge Run
Longwood, FL
------------------------------------ ---------------------- --------------------
Richard A Murray                          458,375(1)              10.62%
356 Cypress Landing Dr.
Longwood, FL 32779
------------------------------------ ---------------------- --------------------
Bobby E. Story                            682,850(1)              15.83%
164 Golf Club Dr.
Longwood, FL 32779
------------------------------------ ---------------------- --------------------
John Presley                              473,235(1)              10.97%
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- --------------------
John W. Cooney                            143,500(1)               3.33%
2901 Collins Ave.
Seville Beach Hotel
Lower Lobby
Miami Beach, FL 33140
------------------------------------ ---------------------- --------------------
Erik Wiisanen                             168,235(1)               3.90%
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- --------------------
Oscar de la Guardia                        60,000(1)                 *
Miami, FL 33131
------------------------------------ ---------------------- --------------------
Stephen Albee                                 -0-                    *
Miami, Florida
------------------------------------ ---------------------- --------------------
Bridge Bank Ltd.                            437,000               10.13%
Nassau Bahamas
------------------------------------ ---------------------- --------------------
Crescent International Ltd.               457,056(1)               10.6%
84 Av. Louis Casai
Geneva Switzerland
------------------------------------ ---------------------- --------------------
Ray Kirk                                     1,500                   *
37 Skyline Dr.
Lake Mary, Florida 32746
------------------------------------ ---------------------- --------------------
All directors and officers as a          1,065,585(1)             24.70%
group (6 persons)
------------------------------------ ---------------------- --------------------

*less than 2%

(1) Includes options or warrants to purchase common stock as follows:


NAME                                    $7 warrants       $8 warrants     $22 warrants           $5.67 options
----                                    -----------       -----------     ------------           -------------
Bobby E. Story                                *             100,000         100,000                60,000
John Presley                                  *             150,000         150,000                60,000
John W. Cooney                                *              20,000          20,000                60,000
Erik Wiisanen                                 *                   *               *                55,000
Ray Kirk                                      *              50,000          50,000                     *
Richard Murray                                *             133,375         100,000                     *
Oscar de la Guardia                           *                   *               *                60,000
Crescent International Ltd.              43,278                   *               *                     *



                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to officers, directors and 10% shareholders were satisfied.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  Rachlin, Cohen & Holtz audited our financial statements for the year ended December 31, 1999 and have been our auditors since our organization in 1996. The directors have selected the firm of Rachlin, Cohen & Holtz as our independent accountants for the fiscal year ending December 31, 2000. A representative of Rachlin, Cohen & Holtz is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act, in respect of such mattes in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

                  Shareholder proposals for the 2001 Annual Meeting of Shareholders of the Company must be received by March 31, 2001 at the Company's offices, 37 Skyline Drive, Suite 1101,

Lake Mary, FL 32746, addressed to the Secretary, for inclusion in the Company's proxy statement and proxy.

                                 RETURN OF PROXY

                  Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at the Meeting.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS, THE 2000 DIRECTORS' STOCK OPTION PLAN, AND THE 2000 EMPLOYEE STOCK OPTION PLAN, BUT WITHOUT OTHER EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS BEING MAILED TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS (OTHER THAN THE STOCK OPTION PLANS) TO THE ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES. REQUESTS SHOULD BE MAILED TO THE SECRETARY.

                           COST OF PROXY SOLICITATION

The cost of preparation, printing and sending of the proxies and proxy materials soliciting proxies for the Meeting will be borne by the Company. Directors, officers and employees of the Company may solicit proxies for the Meeting in person, by telephone, facsimile or e-mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company's shares.

AMERICAN ACCESS TECHNOLOGIES, INC.
37 Skyline Drive, Suite 1101
Lake Mary, FL 32746

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints John Presley and John W. Cooney as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of American Access Technologies, Inc. held on record by the undersigned on May 15, 2000 at the Annual Meeting of Shareholders to be held on June 29, 2000, or any adjournment thereof.

         1.       PROPOSAL TO APPROVE 2000 EMPLOYEE STOCK OPTION PLAN


                  For : /____ /                    Against: /____/              Abstain: /____/

         2.       PROPOSAL TO APPROVE 2000 DIRECTOR'S STOCK OPTION PLAN

                  For: /____ /                     Against: /____/              Abstain: /____/

         3.       PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

                  For:/_____/                      Against: /____/              Abstain: /____/

         4.       PROPOSAL TO APPROVE AGREEMENT WITH CRESCENT INTERNATIONAL

                  For:/ ______/                    Against: /___ /              Abstain: /____/

         5.       ELECTION OF DIRECTORS

                  For all nominees listed below:  /____/
                  Withhold authority to vote all nominees listed below: /____/

                  INSTRUCTION:
To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

                            John Presley             Erik Wiisanen
                            Bobby E. Story           Steven Albee
                            John W. Cooney

         6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed above and FOR Proposals 1, 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________, 2000                _________________________________
                                                           (signature)


                                               _________________________________
                                                 (signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.